Exhibit 11

                         MORTGAGE AND REALTY TRUST
       SCHEDULE OF NET INCOME (LOSS) PER SHARE - ASSUMING FULL DILUTION

                     FOR THE PERIODS ENDED JUNE 30, 1995


                                              Quarter           Nine Months
                                               Ended               Ended
                                           ------------        -------------


BASIS:

Net (loss)                                 $(7,326,000)        $(23,043,000)
Average common shares outstanding           11,226,000           11,226,000
20% limitation on assumed repurchase         2,245,000            2,245,000

Market price at the end of the period             $.25                 $.25

Options outstanding                            348,500              348,500


COMPUTATION:

Proceeds:
  Options                                      348,500              348,500
  Average exercise price                   X     $3.35          X     $3.35
                                           -----------          -----------
                                           $ 1,167,000          $ 1,167,000
                                           ===========          ===========
Adjustment of proceeds:
  Purchase of outstanding common shares
   at market value                         $   561,000          $   561,000
   Retirement of debt                          606,000              606,000
                                           -----------          -----------
                                           $ 1,167,000          $ 1,167,000
                                           ===========          ===========
Adjustment of net income (loss):
  Net (loss) before gain on sales of
   real estate                             $(7,326,000)        $(23,043,000)
  Interest reduction                            20,000               60,000
                                           -----------         ------------
      Adjusted net income (loss)           $(7,306,000)        $(22,983,000)
                                           ===========         ============
Adjustment of shares outstanding:
  Average shares outstanding                11,226,000           11,226,000
  Net shares repurchased                    (1,897,000)          (1,897,000)
                                           -----------          -----------
Adjusted shares outstanding (basis for
  computation of net income per share -
  assuming full dilution)                    9,329,000            9,329,000
                                           ===========          ===========
Fully diluted earnings per share:

  Net (loss)                                     $(.78)              $(2.46)
                                                 =====               ======



NOTE - Primary earnings per share is based on the average number of shares outstanding during the period.

                                                                     Exhibit 11

                         MORTGAGE AND REALTY TRUST

       SCHEDULE OF NET INCOME (LOSS) PER SHARE - ASSUMING FULL DILUTION

                     FOR THE PERIODS ENDED JUNE 30, 1994


                                              Quarter           Nine Months
                                               Ended                Ended
                                            ------------        ------------


BASIS:

Net (loss)                                  $(4,745,000)        $(14,553,000)
Average common shares outstanding            11,226,000           11,226,000
20% limitation on assumed repurchase          2,245,000            2,245,000

Market price at the end of the period             $.375                $.375

Options outstanding                             426,000              426,000

COMPUTATION:

Proceeds:
  Options                                       426,000              426,000
  Average exercise price                    X     $5.37         X      $5.37
                                            -----------         ------------
                                            $ 2,288,000         $  2,288,000
                                            ===========         ============

Adjustment of proceeds:
  Purchase of outstanding common shares
   at market value                          $   842,000         $    842,000
   Retirement of debt                         1,446,000            1,446,000
                                            -----------         ------------
                                            $ 2,288,000         $  2,288,000
                                            ===========         ============
Adjustment of net income (loss):
  Net (loss) before gain on sales of
   real estate                              $(4,745,000)        $(14,553,000)
  Interest reduction                             37,000              112,000
                                            -----------         ------------

      Adjusted net income (loss)            $(4,708,000)        $(14,441,000)
                                            ===========         ============
Adjustment of shares outstanding:
  Average shares outstanding                 11,226,000           11,226,000
  Net shares repurchased                     (1,819,000)          (1,819,000)
                                            -----------         ------------
Adjusted shares outstanding (basis for
  computation of net income per share -
  assuming full dilution)                     9,407,000            9,407,000
                                            ===========         ============

Fully diluted earnings per share:

  Net (loss)                                      $(.50)              $(1.54)
                                                  =====               ======



NOTE - Primary earnings per share is based on the average number of shares outstanding during the period.